Exhibit 23(a) 1.(p)
               Articles Supplementary to Articles of Incorporation
                            Of WRL Series Fund, Inc.




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                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              WRL SERIES FUND, INC.

         WRL SERIES FUND, INC., a Maryland corporation ("Corporation"), on behalf of its Board of Directors ("Directors"), hereby certifies to the Maryland Department of Assessments and Taxation as follows:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         SECOND: Pursuant to Article V, Paragraph 1 of the Corporation's Articles of Incorporation, the Corporation is authorized to issue One Billion (1,000,000,000) shares of Common Stock having a par value of one cent ($0.01) per share and the aggregate par value of $10,000,000 ("Shares") which are classified in the Corporation's Articles of Incorporation as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Six Hundred Seventy-five Million (675,000,000) of the Shares are designated as Growth Portfolio Common Stock.

         THIRD: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on November 25, 1992, the Shares were reclassified as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Two Hundred Seventy-five Million (275,000,000) of the Shares are designated as Growth Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Global Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Short-to-Intermediate Government Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Emerging Growth Portfolio Common Stock; and One Hundred Million (100,000,000) of the Shares are designated as Equity-Income Portfolio Common Stock.

         FOURTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on March 1, 1994, Shares were reclassified as follows: One Hundred Fifty Million (150,000,000) of the authorized but unissued Shares of the Growth Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Balanced Portfolio Common Stock; and Seventy-five Million (75,000,000) were designated as Utility Portfolio Common Stock. Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as Aggressive Growth Portfolio Common Stock.

         FIFTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on September 2, 1994, Shares were reclassified as follows: Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as follows: Seventy-five Million (75,000,000) were designated as Tactical Asset Allocation Portfolio Common Stock.

         SIXTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on April 6, 1995, the Corporation increased the aggregate number of shares of capital (common) stock which the Fund has


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authority to issue from One Billion (1,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $10,000,000, to Two Billion (2,000,000,000) Shares of the par value of one cent ($0.01) per share and the aggregate par value of $20,000,000. Of the One Billion (1,000,000,000) shares newly authorized by the Corporation, the Shares were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Quality Growth Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Growth & Income Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as C.A.S.E. Growth Portfolio Common Stock.

         SEVENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on July 14, 1995, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as T. Rowe Price-WRL Equity Income Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Leisure Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as International Equity Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as Janus Balanced Portfolio Common Stock.

         EIGHTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on January 4, 1996, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as Value Equity Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO Global Sector Portfolio Common Stock; Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO US Sector Portfolio Common Stock; and Seventy-five Million (75,000,000) of the Shares were designated as Meridian/INVESCO Foreign Sector Portfolio Common Stock.

         NINTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on October 23, 1996, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as U.S. Equity Portfolio Common Stock.

         TENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on December 6, 1996, the authorized but unissued shares of the Meridian/INVESCO Global Sector Portfolio Common Stock were designated as Global Sector Portfolio Common Stock; the authorized capital (common) stock of the Meridian/INVESCO US Sector Portfolio were designated as US Sector Portfolio Common Stock; and the authorized capital (common) stock of the Meridian/INVESCO Foreign Sector Portfolio Common Stock were designated as Foreign Sector Common Stock.

         ELEVENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on April 18, 1997, the authorized but unissued shares of the Equity-Income Portfolio Common Stock were designated as Strategic Total Return Portfolio Common Stock and the authorized but unissued shares of the Utility Portfolio were designated as Growth & Income Portfolio Common Stock.

         TWELFTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on September 19, 1997, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million (75,000,000) of the Shares were designated as Third Avenue Value Portfolio Common Stock.

         THIRTEENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on February 27, 1998, shares of the authorized capital (common) stock were classified as follows: Seventy-five Million


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(75,000,000) of the Shares were designated as Real Estate Securities Portfolio
Common Stock.

         FOURTEENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on November 20, 1998, the Shares were reclassified as follows: Seventy-five Million (75,000,000) of the authorized but unissued Shares of the T. Rowe Price-WRL Equity Income Portfolio Common Stock were reclassified and designated as Money Market Portfolio Common Stock; Seventy-five Million (75,000,000) of the authorized but unissued Shares of the Leisure Portfolio Common Stock were reclassified and designated as Money Market Portfolio Common Stock; and One Hundred Fifty Million (150,000,000) Shares of the authorized capital (common) stock were classified as Money Market Portfolio Common Stock.

         FIFTEENTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on February 18, 1999, the shares were reclassified as follows: Twenty-five Million (25,000,000) shares of the Growth Portfolio Common Stock were designated as Bond Portfolio Common Stock; Twenty-five Million (25,000,000) shares of the Strategic Total Return Portfolio Common Stock and Twenty-five Million (25,000,000) shares of the Emerging Growth Portfolio Common Stock were designated as WRL Goldman Sachs Growth Portfolio Common Stock; Twenty-five Million (25,000,000) shares of the Balanced Portfolio Common Stock and Twenty-five Million (25,000,000) shares of Growth & Income Portfolio Common Stock were designated as WRL Dreyfus Mid Cap Portfolio Common Stock; Twenty-five Million (25,000,000) shares the C.A.S.E. Growth Portfolio Common Stock and Twenty-five Million (25,000,000) shares of the Global Sector Portfolio Common Stock were designated as WRL Goldman Sachs Small Cap Portfolio Common Stock; Twenty-five Million (25,000,000) shares of the Value Equity Portfolio Common Stock and Twenty-five Million (25,000,000) shares of the International Equity Portfolio were designated as WRL T. Rowe Price Dividend Growth Portfolio Common Stock; Twenty-five Million (25,000,000) shares of the U.S. Equity Portfolio Common Stock and Twenty-five Million (25,000,000) shares of the Third Avenue Value Portfolio Common Stock were designated as WRL T. Rowe Price Small Cap Portfolio Common Stock; and Twenty-five Million (25,000,000) shares of the Real Estate Securities Portfolio Common Stock were designated as WRL Salomon All Cap Portfolio Common Stock. Twenty-five Million (25,000,000) Shares of the authorized capital (common) stock was classified as WRL Salomon All Cap Portfolio Common Stock; and Fifty Million (50,000,000) Shares of the authorized capital (common) stock was classified as WRL Pilgrim Baxter Mid Cap Growth Portfolio Common Stock. The authorized but unissued shares of the Money Market Portfolio Common Stock were designated as WRL J. P. Morgan Money Market Portfolio Common Stock; the authorized but unissued shares of the Bond Portfolio Common Stock were designated as the WRL AEGON Bond Portfolio Common Stock; the authorized but unissued shares of the Tactical Asset Allocation Portfolio Common Stock were designated as the WRL DEAN Asset Allocation Portfolio Common Stock; the authorized but unissued shares of the Growth Portfolio Common Stock were designated as the WRL Janus Growth Portfolio Common Stock; the authorized but unissued shares of the Global Portfolio Common Stock were designated as the WRL Janus Global Portfolio Common Stock; the authorized but unissued shares of the Strategic Total Return Portfolio Common Stock were designated as the WRL LKCM Strategic Total Return Portfolio Common Stock; the authorized but unissued shares of the Emerging Growth Portfolio Common Stock were designated as the WRL VKAC Emerging Growth Portfolio Common Stock; the authorized but unissued shares of the Aggressive Growth Portfolio Common Stock were designated as the WRL Alger Aggressive Growth Portfolio Common Stock; the authorized but unissued shares of



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the Balanced Portfolio Common Stock were designated as the WRL AEGON Balanced
Portfolio Common Stock; the authorized but unissued shares of the Growth & Income Portfolio Common Stock were designated as the WRL Federated Growth & Income Portfolio Common Stock; the authorized but unissued shares of the Value Equity Portfolio Common Stock were designated as the WRL NWQ Value Equity Portfolio Common Stock; the authorized but unissued shares of the International Equity Portfolio Common Stock were designated as the WRL GE/Scottish Equitable International Equity Portfolio Common Stock; the authorized but unissued shares of the U.S. Equity Portfolio Common Stock were designated as the WRL GE U.S. Equity Portfolio Common Stock; the authorized but unissued shares of the Real Estate Securities Portfolio Common Stock were designated as the WRL J.P. Morgan Real Estate Securities Portfolio Common Stock, and the authorized but unissued shares of the Third Avenue Value Portfolio were designated as the WRL Third Avenue Value Portfolio.

         SIXTEENTH: The Board of Directors of the Corporation, at a meeting duly convened and held on January 24, 2000, adopted resolutions reclassifying authorized but unissued shares as follows: fifty million (50,000,000) of the authorized but unissued shares of the Short to Intermediate Government Portfolio Common Stock were designated as the WRL Great Companies - America(sm) portfolio Common Stock; fifty million (50,000,000) of the authorized but unissued shares of the Short to Intermediate Government portfolio Common Stock were designated as WRL Great Companies - Technology(sm); fifty million (50,000,000) of the authorized but unissued shares of the Meridian Global Sector portfolio were designated as WRL Value Line Leveraged Growth portfolio; fifty million shares (50,000,000) designated but unissued shares of the C.A.S.E. Quality Growth Portfolio became undesignated and unissued shares; the authorized but unissued shares of the WRL GE/Scottish Equitable International Equity Common Stock were designated as the WRL GE International Equity Common Stock; and seventy five million (75,000,000) designated but unissued shares of the C.A.S.E. Growth & Income Portfolio became undesignated and unissued shares.

         SEVENTEENTH: The Board of Directors of the Corporation, at a meeting duly convened and held on June 12, 2000, adopted resolutions reclassifying authorized but unissued shares as follows: fifty million (50,000,000) of the authorized shares of capital (common stock) were classified as WRL Great Companies - Global(SM) and fifty million of the authorized shares of capital (common stock) were as WRL Gabelli Global Growth.

         EIGHTEENTH: The Shares of Common Stock as so authorized and reclassified by the Directors of the Corporation shall have the powers, preferences, and rights, and qualifications, restrictions and limitations, specified in Article V, Paragraph 4 of the Articles of Incorporation of the Corporation and shall be subject to all its provisions relating to the stock of the Corporation.

         NINTEENTH: The aforesaid Shares of Common Stock have been duly authorized and reclassified by the Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation and in accordance with Section 2-105(c) of the Maryland General Corporation Law.
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         IN WITNESS WHEREOF, the undersigned Chairman of the Board of Directors of WRL Series Fund, Inc., hereby executes these Articles Supplementary on behalf of the Corporation, acknowledges that these Articles Supplementary are the act of the Corporation, and certifies that, to the best of his knowledge, information and belief, all matters and facts set forth herein are true in all material respects, under the penalties of perjury.

Date:  __________                             WRL SERIES FUND, INC.


                                              ----------------------------------
                                              John R. Kenney
                                              Chairman of the Board of Directors
ATTEST:                                       and President


---------------------
John K. Carter, Esq.
Vice President, Secretary
and Counsel

Jan2000sup